SCHEDULE A
    To the Trust Instrument of The Victory Portfolios dated December 6, 1995,
                    Amended and Restated as of March 27, 2000

FUND                                                 CLASSES
----                                                 --------
1.    Balanced Fund                                  Classes A, C and R
2.    Convertible Fund                               Class A
3.    Diversified Stock Fund                         Classes A, C and R
4.    Equity Income Fund                             Class A
5.    Established Value Fund                         Classes A, C and R
6.    Federal Money Market Fund                      Investor and Select
7.    Financial Reserves Fund                        Class A
8.    Focused Growth Fund                            Classes A, C and R
9.    Fund for Income                                Classes A, C and R
10.   Gradison Government Reserves Fund              Trust, Select and Class C
11.   Growth Fund                                    Classes A, C and R
12.   Institutional Money Market Fund                Investor and Select
13.   Intermediate Income Fund                       Class A
14.   Maine Municipal Bond Fund (Short-Intermediate) Class A
15.   Maine Municipal Bond Fund (Intermediate)       Class A
16.   Michigan Municipal Bond Fund                   Class A
17.   National Municipal Bond Fund                   Class A
18.   National Municipal Fund (Short-Intermediate)   Class A
19.   National Municipal Bond Fund (Long)            Class A
20.   New York Municipal Bond Fund                   Class A
21.   Ohio Municipal Bond Fund                       Class A
22.   Ohio Municipal Money Market Fund               Class A
23.   Prime Obligations Fund                         Class A
24.   Real Estate Fund                               Classes A, C and R
25.   Small Company Opportunity Fund                 Classes A, C and R
26.   Special Value Fund                             Classes A, C and R
27.   Stock Index Fund                               Classes A and R
28.   Tax-Free Money Market Fund                     Class A
29.   Value Fund                                     Classes A, C and R

As of December 10, 2003.